                Insureds    JOHN DOE          SPECIMEN    Policy Number
                            JANE DOE

Initial Specified Amount    $500,000      May 15, 1998    Date of Issue

                      LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

     A Stock Company      Home Office Location:   120 Madison Street, Suite 1700
                                                  Syracuse, New York 13202

     ADMINISTRATOR MAILING ADDRESS:  [LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                     ANNUITY & VARIABLE LIFE SERVICES CENTER -
                                     ROUTING S249
                                     HARTFORD, CT  06152-2249]

Lincoln Life & Annuity Company of New York ("Lincoln Life") agrees to pay the Death Benefit Proceeds to the Beneficiary upon receipt of due proof of the death of the second Insured to die. Such payment shall be made as provided under GENERAL PROVISIONS, PAYMENT OF PROCEEDS. Lincoln Life further agrees to pay the surrender value to the Owner on the Coverage Date provided an Insured is then alive.

RIGHT TO EXAMINE THE POLICY. The policy may be returned to the insurance agent through whom it was purchased or to Lincoln Life at the administrator mailing address located above within 10 days after receipt of the policy (60 days after its receipt for policies issued in replacement of other insurance). During this period (the "Right-to-Examine Period"), any premium paid will be placed in the Money Market Fund and, if the policy is so returned, it will be deemed void from the Date of Issue and Lincoln Life will refund all premium paid. If the policy is not returned, the premium payment will be processed as set forth in PREMIUM AND REINSTATEMENT PROVISIONS, ALLOCATION OF NET PREMIUM PAYMENTS.

ANY BENEFITS AND VALUES PROVIDED BY THE POLICY BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

THE DEATH BENEFIT PROCEEDS ON THE DATE OF ISSUE EQUAL THE INITIAL SPECIFIED AMOUNT OF THE POLICY. THEREAFTER, THE DEATH BENEFIT PROCEEDS MAY VARY UNDER THE CONDITIONS DESCRIBED UNDER INSURANCE COVERAGE PROVISIONS. THE DURATION OF COVERAGE IS VARIABLE AND MAY INCREASE OR DECREASE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT.

The policy is issued and accepted subject to the terms set forth on the following pages, which are made a part of the policy. In consideration of the application and the payment of premiums as provided, the policy is executed by Lincoln Life as of the Date of Issue.

                                                /s/ Philip L. Holstein
                                                       PRESIDENT

                Registrar

   FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY ON THE LIVES OF TWO INSUREDS

 Non-Participating Variable life insurance payable upon the Second Death before the Coverage Date.
                              Adjustable Death Benefit.
       Surrender Value payable upon surrender of the policy or on the Coverage
                             Date, whichever is earlier.
        Flexible premiums payable to the Coverage Date or to the death of the second Insured to die, whichever is earlier.
                   Investment results reflected in policy benefits.
         Premium Payments and Supplementary Coverages as shown in the Policy
                                   Specifications.


LN650 NY

                                  TABLE OF CONTENTS
                                                                           Page*

POLICY SPECIFICATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

LIST OF VARIABLE SUB-ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . .5

SCHEDULE 1:  SURRENDER CHARGES . . . . . . . . . . . . . . . . . . . . . . . .7

SCHEDULE 2:  EXPENSE CHARGES AND FEES. . . . . . . . . . . . . . . . . . . . .8

SCHEDULE 3: TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES PER $1,000 . .9

SCHEDULE 4:  CORRIDOR PERCENTAGES TABLE. . . . . . . . . . . . . . . . . . . 10

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

PREMIUM AND REINSTATEMENT PROVISIONS . . . . . . . . . . . . . . . . . . . . 13

OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS . . . . . . . . . . . . . . 15

VARIABLE ACCOUNT PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . 16

POLICY VALUES PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 17

TRANSFER PRIVILEGE PROVISION . . . . . . . . . . . . . . . . . . . . . . . . 19

NONFORFEITURE AND SURRENDER VALUE PROVISIONS . . . . . . . . . . . . . . . . 19

LOAN PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

INSURANCE COVERAGE PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . 21

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23



Followed by Optional Methods of Settlement and Any Riders



*Pages 4 and 6 are intentionally "blank."


LN650 NY                                                                       2

                                POLICY SPECIFICATIONS

           Date of Issue    MAY 15, 1998              Policy Number    SPECIMEN

                Insureds    JOHN DOE                      Issue Age    35
                                                      Premium Class    STANDARD

                            JANE DOE                      Issue Age    32
                                                      Premium Class    STANDARD

Initial Specified Amount    $500,000       Minimum Specified Amount    $250,000
 Monthly Anniversary Day    15


LN650 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

BENEFIT AMOUNT:          See Initial Specified Amount

EFFECTIVE DATE:          May 15, 1998 [Date initial premium is applied]

DEATH BENEFIT OPTION:    Death Benefit Option is 1.  (SEE INSURANCE COVERAGE
                         PROVISIONS).

PREMIUM PAYMENTS:        Initial premium paid with application  $  1,429
                         Planned Premium  $ 3,090
                         Additional premium payments may vary by frequency or amount.

PAYMENT MODE:            Annually

NO LAPSE PREMIUM:        A payment of at least $257.50 is due as of each Monthly
                         Anniversary Day since the Date of Issue. If such cumulative premium payments are paid, it will prevent the policy from lapsing. (SEE PREMIUM AND REINSTATEMENT
                         PROVISIONS, NO LAPSE PROVISION.)

NOTE: Unless the No Lapse Provision is in effect, the policy will terminate before the Coverage Date if the actual premiums paid and investment experience are insufficient to continue coverage to such a date. The Coverage Date is the next Monthly Anniversary after the younger Insured becomes or would have become age 100.

LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS: All allocations of Net Premium Payments must be made in whole percentages and in aggregate must total 100%.

LIMITS ON TRANSFERS FROM THE FIXED ACCOUNT: Transfers from the Fixed Account shall be made only within the 30 day period after an anniversary of the Date of Issue. The amount of all such transfers in any such 30 day period shall not exceed the lesser of (a) 25% of the Fixed Account value as of that Policy Anniversary, or (b) $250,000. (SEE TRANSFER PRIVILEGE PROVISION.)

GUARANTEED MINIMUM LOAN INTEREST RATES: The annual rate at which interest is credited on the Loan Account Value may vary but will never be less than 6% on and before the 10th Policy Anniversary and not less than 7% thereafter. (As of the Date of Issue, the annual rate at which interest is credited on the Loan Account Value will be 7% on and before the 10th Policy Anniversary and 8% thereafter.)

OWNER:  The Insureds

BENEFICIARY:  Margaret Doe, Daughter, if surviving both Insureds


LN650 NY                                                                       3

                            THIS PAGE INTENTIONALLY BLANK

                                POLICY SPECIFICATIONS


MORTALITY AND EXPENSE RISK CHARGES. The guaranteed mortality and expense risk ("M&E") charge which is referenced on page 8 is a daily rate equivalent to an annual rate of .90% of a Variable Sub-Account's value. As of the Date of Issue of the policy, this charge is equal to a daily rate equivalent to an annual rate of .80% of a Variable Sub-Account's value.

MONTHLY ADMINISTRATIVE FEE. The monthly administrative fee, as set forth on page 8, includes: (a) As of the Date of Issue of the policy, a fee of $12.50 per month during the first Policy Year (this fee may be changed by Lincoln Life for subsequent years, but is guaranteed not to exceed $10.00 per month), (b) A monthly charge of $0.09 per $1,000 of initial Specified Amount or an increase in Specified Amount for the first twenty Policy Years following the Date of Issue and the first twenty Policy Years following an increase in Specified Amount; and (c) If the No Lapse Provision is in effect, a monthly charge of $0.01 per $1,000 of Specified Amount for as long as the No Lapse Provision is in effect.



LN650 NY                                                                    3A

                            LIST OF VARIABLE SUB-ACCOUNTS





  FUND GROUPS                                     VARIABLE SUB-ACCOUNTS


[AIM VARIABLE INSURANCE FUNDS, INC.               AIM V.I. Capital Appreciation Fund
                                                  AIM V.I. Diversified Income Fund
                                                  AIM V.I. Growth Fund
                                                  AIM V.I. Value Fund


CIGNA VARIABLE PRODUCTS GROUP                     CIGNA VP Money Market Fund
                                                  CIGNA VP S&P 500 Index Fund




FIDELITY VARIABLE INSURANCE PRODUCTS FUND         Equity-Income Portfolio

FIDELITY VARIABLE INSURANCE PRODUCTS FUND II      Asset Manager Portfolio
                                                  Investment Grade Bond Portfolio


MFS-Registered Trademark- VARIABLE INSURANCE TRUST
                                                  MFS Emerging Growth Series
                                                  MFS Total Return Series
                                                  MFS Utilities Series
                                                  MFS World Governments Series


OCC ACCUMULATION TRUST                            Global Equity Portfolio
                                                  Managed Portfolio
                                                  Small Cap Portfolio




TEMPLETON VARIABLE PRODUCTS SERIES FUND           Templeton Asset Allocation Fund Class I
                                                  Templeton International Fund Class I
                                                  Templeton Stock Fund Class I




  NOTE:  NET PREMIUM PAYMENTS MAY ALSO BE ALLOCATED TO THE FIXED ACCOUNT.




SEPARATE ACCOUNT:  LLANY Separate Account R for Flexible Premium Variable Life Insurance.


LN650 NY                                                                       5

                            THIS PAGE INTENTIONALLY BLANK

                           SCHEDULE 1:   SURRENDER CHARGES

The charge assessed upon full surrender of the policy will be the lesser of the Surrender Charge shown or the then current Net Accumulation Value. Upon either a partial surrender or a decrease in Specified Amount, no surrender charge is applied. An additional surrender charge table will apply to each increase in Specified Amount permitted by Lincoln Life.


       Surrender Charge as of
              Policy Year                  Beginning of Policy Year
              -----------                  ------------------------


                   0                             $  2,020.00
                   1                                2,020.00
                   2                                1,962.00
                   3                                1,884.00
                   4                                1,807.00
                   5                                1,729.00
                   6                                1,632.00
                   7                                1,450.00
                   8                                1,269.00
                   9                                1,088.00
                  10                                  907.00
                  11                                  725.00
                  12                                  544.00
                  13                                  363.00
                  14                                  181.00
                  15 and thereafter                     0.00



The procedures for full and partial surrenders and the imposition of surrender charges for full surrenders are described in greater detail in NONFORFEITURE AND SURRENDER VALUE PROVISIONS.

A transaction fee of $25 is assessed for each partial surrender and will be processed as set forth in NONFORFEITURE AND SURRENDER VALUE PROVISIONS, PARTIAL SURRENDER.


LN650 NY                                                                       7

                        SCHEDULE 2:  EXPENSE CHARGES AND FEES

PREMIUM LOAD. Lincoln Life will deduct a Premium Load of 8.0% from each premium payment.

MONTHLY ADMINISTRATIVE FEE. A Monthly Deduction is made on each Monthly Anniversary Day from the Net Accumulation Value. (SEE POLICY VALUES PROVISIONS, MONTHLY DEDUCTION.) It includes an administrative fee charge, Cost of Insurance charges and any charges for supplemental riders or optional benefits.

The monthly administrative fee as of the Date of Issue of the policy consists of:

(a) a fee of $12.50 per month during the first Policy Year and $5.00 per month during subsequent Policy Years. This fee may be changed by Lincoln Life after the first Policy Year based on its expectations of future expenses, but the amount of such fee is guaranteed not to exceed the amount set forth in the POLICY SPECIFICATIONS.

(b) a charge of $0.09 per $1,000 of initial Specified Amount or an increase in Specified Amount will be deducted monthly for the first twenty Policy Years from the Date of Issue and the first twenty Policy Years following an increase in Specified Amount.

In addition, if the No Lapse Provision is in effect, a charge of $0.01 per $1,000 of Specified Amount will be deducted monthly for as long as the No Lapse Provision is in effect.

CHARGES AND FEES ASSOCIATED WITH THE VARIABLE SUB-ACCOUNTS. Lincoln Life imposes a mortality and expense risk ("M&E") charge, which is calculated as a percentage of the value of the Variable Sub-Accounts. The M&E charge is deducted from each Variable Sub-Account at the end of each Valuation Period. This charge may be changed by Lincoln Life from time to time, but it is guaranteed not to exceed a daily rate which is set forth in the POLICY SPECIFICATIONS. As of the Date of Issue of the policy, this charge was equal to an annual rate of .80% of a Variable Sub-Account's value.

Fund operating expenses may be deducted by each Fund as set forth in its prospectus.

TRANSFER FEE. A transaction fee of $25 may be applied by Lincoln Life to each transfer request in excess of 12 made during any Policy Year. A single transfer request, either In Writing or by telephone, may consist of multiple transactions.


LN650 NY                                                                       8

           SCHEDULE 3: TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES (MONTHLY RATES PER $1,000 OF NET AMOUNT AT RISK)


SPECIAL NOTE:       The Cost of Insurance Rate is the monthly rate charged under the policy. The Cost of Insurance Rate varies based on the sex, issue age (nearest birthday), duration and premium class of each Insured. It is determined under an actuarial formula, on file with the insurance supervisory official of the jurisdiction in which the policy is delivered, that reflects one-alive and both alive probabilities. The rates set forth in the table below reflect the amount of the Flat
                    Extra or the Risk Factor (substandard risk classification rates), if any, shown in the POLICY SPECIFICATIONS, and are based on the 1980 CSO Tables. The monthly Cost of Insurance
                    Rate charged under the policy shall not exceed the applicable rate set forth in the table below for each respective duration (number of years from the Date of Issue).



                 MONTHLY                            MONTHLY                            MONTHLY
DURATION           RATE            DURATION           RATE            DURATION           RATE
--------         -------           --------         -------           --------         -------

   1             0.000255              2            0.000812              3            0.001471
   4             0.002239              5            0.003179              6            0.004319
   7             0.005723              8            0.007423              9            0.009504
  10             0.011998             11            0.014987             12            0.018426
  13             0.022453             14            0.027117             15            0.032525

  16             0.038750             17            0.046192             18            0.054929
  19             0.065288             20            0.077486             21            0.091747
  22             0.108619             23            0.127776             24            0.149675
  25             0.174402             26            0.202244             27            0.233535
  28             0.269512             29            0.311366             30            0.360877

  31             0.419730             32            0.489946             33            0.571976
  34             0.665795             35            0.772171             36            0.892098
  37             1.026150             38            1.179951             39            1.359657
  40             1.571045             41            1.820886             42            2.114438
  43             2.453583             44            2.836841             45            3.265740

  46             3.741661             47            4.267789             48            4.855635
  49             5.520031             50            6.269863             51            7.114259
  52             8.058703             53            9.091792             54           10.203369
  55            11.385377             56           12.634074             57           13.950328
  58            15.343913             59           16.834785             60           18.472779

  61            20.339516             62           22.573392             63           25.430002
  64            29.281829             65           34.418148             66           41.212040
  67            57.813939             68           83.333330




LN650                                                                         9

                       SCHEDULE 4:  CORRIDOR PERCENTAGES TABLE

The amount of the Death Benefit Proceeds must satisfy certain requirements under the Internal Revenue Code if the policy is to qualify as insurance for Federal income tax purposes. The amount of the Death Benefit Proceeds required to be paid under the Internal Revenue Code to maintain the policy as life insurance under each of the Death Benefit Options (SEE INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT OPTIONS) is equal to the product of the Accumulation Value and the applicable Corridor Percentage set forth below.



ATTAINED AGE OF THE       CORRIDOR PERCENTAGE       ATTAINED AGE OF THE       CORRIDOR PERCENTAGE
  YOUNGER INSURED                                     YOUNGER INSURED
 (NEAREST BIRTHDAY)                                  (NEAREST BIRTHDAY)
       0-40                       250                          61                      128
--------------------------------------------------------------------------------------------------
        41                        243                          62                      126
        42                        236                          63                      124
        43                        229                          64                      122
        44                        222                          65                      120
        45                        215                          66                      119
--------------------------------------------------------------------------------------------------
        46                        209                          67                      118
        47                        203                          68                      117
        48                        197                          69                      116
        49                        191                          70                      115
        50                        185                          71                      113
--------------------------------------------------------------------------------------------------
        51                        178                          72                      111
        52                        171                          73                      109
        53                        164                          74                      107
        54                        157                        75-90                     105
        55                        150                          91                      104
--------------------------------------------------------------------------------------------------
        56                        146                          92                      103
        57                        142                          93                      102
        58                        138                          94                      101
        59                        134                        95-99                     100
        60                        130
--------------------------------------------------------------------------------------------------

LN650                                                                         10

                                     DEFINITIONS

ACCUMULATION VALUE. The sum of (i) the Fixed Account value, (ii) the Variable Account value, and (iii) the Loan Account value under the policy.

ADMINISTRATOR MAILING ADDRESS. The Administrator Mailing Address for the policy is indicated on the front cover.

AGE.  The age of the subject person at her or his nearest birthday.

COST OF INSURANCE.  SEE POLICY VALUES PROVISIONS, COST OF INSURANCE.

COST OF INSURANCE RATES.  This term is defined in SCHEDULE 3.

DATE OF ISSUE. The date on which coverage under the policy becomes effective. The Date of Issue is shown on the POLICY SPECIFICATIONS.

DEATH BENEFIT PROCEEDS. The amount payable to the Beneficiary upon the Second Death (defined below) in accordance with the Death Benefit Option elected, after deduction of the amount necessary to repay any loans in full and overdue deductions. The two Death Benefit Options are described in INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT OPTIONS.

DUE PROOF OF DEATH. A certified copy of an official death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to Lincoln Life.

EFFECTIVE DATE. The date on which the initial premium is applied. The Effective Date is shown in the POLICY SPECIFICATIONS.

FIXED ACCOUNT. The account under which principal is guaranteed and interest is credited at a rate of not less than 4% per year. (SEE POLICY VALUES PROVISION, INTEREST CREDITED UNDER FIXED ACCOUNT.) Fixed Account assets are general assets of Lincoln Life and are held in Lincoln Life's general account.

FUND(S). The Funds in the Variable Sub-Account portfolios to which the Owner may allocate Net Premium Payments or transfers and in the shares of which such allocations shall be invested.

FUND GROUP. Each of the open-end management investment companies registered under the 1940 Act, one or more of the portfolios (funds) of which fund the Variable Sub-Accounts.

GRACE PERIOD.  SEE PREMIUM AND REINSTATEMENT PROVISIONS, GRACE PERIOD.

HOME OFFICE. The term "Home Office" means The Lincoln National Life Insurance Company.

IN WRITING. With respect to any notice to Lincoln Life, this term means a written form satisfactory to Lincoln Life and received by it at the Administrator Mailing Address. With respect to any notice by Lincoln Life to the Owner, any assignee or other person, this term means written notice by ordinary mail to such person at the most recent address in Lincoln Life's records.


LN650                                                                         11

LOAN ACCOUNT. The account in which policy indebtedness (outstanding loans and interest) accrues once it is transferred out of the Fixed and/or Variable Sub-Accounts. The Loan Account is part of Lincoln Life's general account.

MONTHLY ANNIVERSARY DAY. The Day of the month, as shown in the POLICY SPECIFICATIONS, when Lincoln Life makes the Monthly Deduction, or the next Valuation Day if that day is not a Valuation Day or is nonexistent for that month.

MONTHLY DEDUCTION. The Monthly Deduction is made from the Net Accumulation Value; this deduction includes the Cost of Insurance, an administrative expense charge and charges for supplemental riders or benefits, if applicable. (SEE POLICY VALUES PROVISIONS, MONTHLY DEDUCTION).

MORTALITY AND EXPENSE RISK (M&E) RATE. A daily rate assessed, by Lincoln Life as a percentage of the value of the Variable Sub-Accounts for its assumption of mortality and expense risks. In no event shall the daily M&E Rate exceed the maximum rate specified in SCHEDULE 2.

NET ACCUMULATION VALUE.  The Accumulation Value less the Loan Account Value.

NET PREMIUM PAYMENT. The portion of a premium payment, after deduction of the Premium Load as specified in SCHEDULE 2, available for allocation to the Fixed and/or Variable Sub-Accounts.

1940 ACT.  The Investment Company Act of 1940, as amended.

NO LAPSE PREMIUM: The premium required to be paid each Monthly Anniversary Day on a cumulative basis to prevent the policy from lapsing, if the No Lapse Provision is elected. (SEE PREMIUM AND REINSTATEMENT PROVISIONS, NO LAPSE PROVISION.)

NYSE.  New York Stock Exchange.

POLICY ANNIVERSARY. The day of the year the policy was issued, or the next Valuation Day if that day is not a Valuation Day or is nonexistent for that year.

POLICY YEAR. Each twelve-month period, beginning on the Date of Issue, during which the policy is in effect.

RIGHT-TO-EXAMINE PERIOD. SEE RIGHT TO EXAMINE THE POLICY, on the Cover of the Policy.

SEC.  The Securities and Exchange Commission.

SECOND DEATH.  The death of the second of the two Insureds to die.

SUB-ACCOUNT. The investment options available under this policy, including Variable Sub-Accounts and the Fixed Account.


LN650                                                                         12

SURRENDER VALUE. SEE NONFORFEITURE AND SURRENDER VALUE PROVISIONS, SURRENDER VALUE.

VALUATION DAY. Any day on which the NYSE is open for business, except a day during which trading on the NYSE is restricted or on which an SEC-determined emergency exists or on which the valuation or disposal of securities is not reasonably practicable, as determined under applicable law.

VALUATION PERIOD. The period beginning immediately after the close of business on a Valuation Day and ending at the close of business on the next Valuation Day.

VARIABLE ACCOUNT. The account consisting of all Variable Sub-Account(s) invested in shares of the Fund(s). Variable Account assets are separate account assets of Lincoln Life, the investment performance of which is kept separate from that of the general assets of Lincoln Life. Variable Account assets are not chargeable with the general liabilities of Lincoln Life.

VARIABLE ACCUMULATION UNIT. A unit of measure used to calculate the value of a Variable Sub-Account.


                         PREMIUM AND REINSTATEMENT PROVISIONS

PREMIUMS. The first premium shall be paid on or before the Effective Date. Additional premium may be paid, with the consent of Lincoln Life and subject to the requirements under ADDITIONAL PREMIUMS, at any time before the Coverage Date. There is no minimum premium requirement. However, except as provided under the NO LAPSE PROVISION, the policy will lapse subject to the terms set forth in the GRACE PERIOD if the Net Accumulation Value is insufficient to pay a Monthly Deduction.

PAYMENT OF PREMIUM. The initial premium is payable at the Administrator Mailing Address or to an authorized representative of Lincoln Life. All subsequent premium payments are payable at the Administrator Mailing Address.

PLANNED PREMIUM. If the Owner chooses to make periodic premium payments, Lincoln Life shall send premium reminder notices In Writing for the amounts and with the frequency elected by the Owner. Changes in the amounts or frequency of such payments will be subject to consent of Lincoln Life.

ADDITIONAL PREMIUM. In addition to any planned premium, it is possible to make additional premium payments of no less than $100 at any time before the Coverage Date. Lincoln Life reserves the right to limit the amount or frequency of any such additional premium payments. If a payment of any additional premium would increase the difference between the Accumulation Value and the Specified Amount, Lincoln Life may reject the additional premium payment unless evidence of insurability is furnished to Lincoln Life and it agrees to accept the risk for both Insureds or any surviving Insured. If a payment of additional premium would cause the policy to cease to qualify as insurance for federal income tax purposes, Lincoln Life may reject all or such excess portion of the additional premium. Any payment received by Lincoln Life shall be applied to repay any outstanding loans and to that extent shall not be treated as premium, unless Lincoln Life is specifically instructed otherwise In Writing by the Owner.

ALLOCATION OF NET PREMIUM PAYMENTS. Net Premium Payments may be allocated to the Fixed and/or Variable Sub-Accounts under the policy subject to POLICY SPECIFICATIONS, LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS. The Net Premium Payment associated with the initial premium payment and any


LN650 NY                                                                      13

Net Premium Payments received during the Right-to-Examine Period shall be allocated upon the expiration of the Right-to-Examine Period in accordance with the allocation percentages specified in the application. Subsequent Net Premium Payments shall be allocated on the same basis as the most recent Net Premium Payment unless Lincoln Life is otherwise instructed In Writing.

COVERAGE DATE. Payment of (a) the No Lapse Premium shown in the Policy Specifications, or (b) Planned Premiums payable in accordance with the payment mode specified, may not continue the policy in force until the Coverage Date even if the amount is paid as scheduled. The Coverage Date is not guaranteed based upon the level of Planned Premiums. The period for which the policy will continue will depend on:

1.     The amount, timing, and frequency of premium payment;

2.     Changes in the Specified Amount and Death Benefit options;

3.     Interest credits and insurance costs;

4.     Changes in deductions for riders, if any; and

5.     Partial withdrawals and loans.


NO LAPSE PROVISION. If the No Lapse Provision has been selected, the Owner is required to pay, on or before each Monthly Anniversary Day, the monthly No Lapse Premium as specified in the POLICY SPECIFICATIONS. As long as the sum of all premium payments less any indebtedness and partial surrenders is at least equal to the sum of the No Lapse Premiums due since the Date of Issue, the policy will not lapse even if the Net Accumulation Value is insufficient to meet the Monthly Deductions.

A period of 61 days will be granted for the No Lapse Provision if on any Monthly Anniversary Day it is determined that the No Lapse Premium requirement has not been met. At least 31 days before the end of that period, Lincoln Life will notify the Owner of the amount of premium necessary to maintain the No Lapse Provision.

The No Lapse Provision will terminate if (a) the No Lapse Premium requirements are not met, (b) there is an increase in the Specified Amount, or (c) there is a change in the Death Benefit Option. Once the No Lapse Provision is terminated, it cannot be reinstated.

GRACE PERIOD. Except as provided under the NO LAPSE PROVISION, if on any Monthly Anniversary Day the Net Accumulation Value is insufficient to cover the current Monthly Deduction, or if the amount of indebtedness exceeds the Surrender Value, Lincoln Life shall send a notice In Writing to the Owner and any assignee of record. Such notice shall state the amount which must be paid to avoid termination. The Net Premium Payment due will be at least equal to (a) the amount by which the Monthly Deduction Amount exceeds the Net Accumulation Value, or (b) the amount by which the indebtedness exceeds the Surrender Value, and (c) enough additional premium to maintain the policy in force for at least two months.

If the amounts set forth in the notice are not paid to Lincoln Life on or before the day that is the later of (a) 31 days after the date of mailing of the notice, and (b) 61 days after the Monthly Anniversary Day with respect to which such notice applies (together, the "Grace Period"), then the policy shall terminate. All coverage under the policy will then lapse without value.


LN650 NY                                                                     14

REINSTATEMENT. After the policy has lapsed due to the failure to make a necessary payment before the end of an applicable Grace Period, the policy may be reinstated at any time prior to the Coverage Date if both Insureds are living provided (a) the policy has not been surrendered, (b) there is an application for reinstatement In Writing, (c) evidence of insurability is furnished to Lincoln Life and it agrees to accept the risk as to both Insureds,
(d) enough premium is paid to keep the policy in force for at least 2 months, and (e) any accrued loan interest is paid.

The reinstated policy shall be effective as of the Monthly Anniversary Day after the date on which Lincoln Life approves the application for reinstatement. The Net Premium Payment and any loan repayment upon reinstatement will be allocated as set forth under ALLOCATION OF NET PREMIUM PAYMENTS and LOAN PROVISIONS, LOAN ACCOUNT and LOAN REPAYMENT. Upon reinstatement, the surrender charges assessed at the time of lapse will be credited to the Accumulation Value (in proportion to the then current allocation of Net Premium Payments), and the surrender charges set forth in SCHEDULE 1 will be reinstated as of the Policy Year in which the policy lapsed.


                   OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

OWNER. The Owner on the Date of Issue will be the person designated in the POLICY SPECIFICATIONS. If no person is designated as Owner, the Insureds will be the Owner.

RIGHTS OF OWNER. So long as one of the Insureds is alive and except as provided below, the Owner may exercise all rights and privileges under the policy
including the right to:   (a) release or surrender the policy to Lincoln Life,
(b) agree with Lincoln Life to any change in or amendment to the policy, (c) transfer all rights and privileges to another person, (d) change the Beneficiary, and (e) assign the policy.

The Owner may exercise any rights and privileges under the policy without the consent of any designated Beneficiary if the Owner has reserved the right to change the Beneficiary. If there is an assignment of the policy recorded with Lincoln Life, the Owner may exercise the rights and privileges under the policy only with the consent of the recorded assignee.

Unless provided otherwise, if the Owner is a person other than an Insured and dies before the Second Death, all of the rights and privileges of the Owner under the policy shall vest in the Owner's executors, administrators or assigns.

TRANSFER OF OWNERSHIP.   The Owner may transfer all rights and privileges of the
Owner. On the date of transfer, the transferee shall become the Owner and shall have all the rights and privileges of the Owner. The Owner may revoke any transfer before the date of transfer.

A transfer, or a revocation of transfer, shall be In Writing and shall take effect the later of the date of transfer specified by the Owner or the date it is recorded by Lincoln Life, and any payment made or any action taken or allowed by Lincoln Life before such time in reliance on the recorded ownership of the policy shall be without prejudice to Lincoln Life.

Unless otherwise directed by the Owner, with the consent of any assignee recorded with Lincoln Life, a transfer shall not affect the interest of any Beneficiary designated before the date of transfer.


LN650 NY                                                                     15

ASSIGNMENT. Assignment of the policy shall be In Writing and shall be effective when Lincoln Life receives it. Lincoln Life shall not be responsible for the validity or sufficiency of any assignment. An assignment of the policy shall remain effective only so long as the assignment remains in force. If an assignment so provides, it shall transfer the interest of any designated transferee or of any Beneficiary if the Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary on the Date of Issue shall be the person designated in the POLICY SPECIFICATIONS. Unless provided otherwise, the interest of any Beneficiary who dies before the Second Death shall vest in the Owner or the Owner's executors, administrators or assigns.

CHANGE OF BENEFICIARY.  The Beneficiary may be changed from time to time.
Unless provided otherwise, the right to change the Beneficiary is reserved to the Owner. A request for change of Beneficiary shall be In Writing, signed by the Owner and, if the right to change the Beneficiary has not been reserved to the Owner, signed by the existing Beneficiary. A change of Beneficiary shall be effective, retroactive to the date of request, only when the change recorded by Lincoln Life, and any payment made or any action taken or allowed by Lincoln Life before such time in reliance on its records as to the identity of the Beneficiary shall be without prejudice to Lincoln Life.


                             VARIABLE ACCOUNT PROVISIONS

VARIABLE ACCOUNT AND VARIABLE SUB-ACCOUNTS. Assets invested on a variable basis are held in the separate account ("Variable Account") which is designated on page 5 of the policy. The separate account was established by a resolution of Lincoln Life's Board of Directors as a "separate account" under the insurance law of the State of Indiana, Lincoln Life's state of domicile, is registered as a unit investment trust under the 1940 Act and is subject to the law of the state in which this policy is delivered. The assets of the Variable Account (except assets in excess of the reserves and other contract liabilities of the Variable Account) shall not be chargeable with liabilities arising out of any other business conducted by Lincoln Life and the income, gains or losses from the Variable Account assets shall be credited or charged against the Variable Account without regard to the income, gains or losses of Lincoln Life. The Variable Account assets are owned and controlled exclusively by Lincoln Life, and Lincoln Life is not a trustee with respect to such assets.

The Variable Account is divided into Variable Sub-Accounts. The assets of each Variable Sub-Account shall be invested fully and exclusively in shares of the appropriate Fund for such Variable Sub-Account. The investment performance of each Variable Sub-Account shall reflect the investment performance of the appropriate Fund. For each Variable Sub-Account, Lincoln Life shall maintain Variable Accumulation Units as a measure of the investment performance of the Fund shares held in such Variable Sub-Account.

Subject to any vote by persons entitled to vote thereon under the 1940 Act, Lincoln Life may elect to operate the Variable Account as a management company instead of a unit investment trust under the 1940 Act or, if registration under the 1940 Act is no longer required, to deregister the Variable Account. In the event of such a change, Lincoln Life shall endorse the policy to reflect the change and may take any other necessary or appropriate action required to effect the change. Any changes in the investment policies of the Variable Account shall first be approved by the Indiana Insurance Commissioner and approved or filed, as required, in any other state or other jurisdiction where the policy was issued.

INVESTMENTS OF THE VARIABLE SUB-ACCOUNTS. All amounts allocated or transferred to a Variable Sub-Account will be used to purchase shares of the appropriate Fund. Each Fund Group shall at all times be


LN650 NY                                                                     16
registered under the 1940 Act as an open-end management investment company. The Funds available for investment and for which Variable Sub-Accounts have been established as of the Date of Issue are listed in the application and on page 5 of the policy. Lincoln Life, after due consideration of appropriate factors, may add additional Funds and Fund Groups at any time or may eliminate or substitute Funds or Fund Groups in accordance with FUND WITHDRAWAL AND SUBSTITUTED SECURITIES. Any and all distributions made by a Fund will be reinvested in additional shares of that Fund at net asset value. Deductions by Lincoln Life from a Variable Sub-Account will be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted.

INVESTMENT RISK. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund Group's investment adviser or sub-adviser to manage that Fund and anticipate changes in economic conditions. As to the Variable Account assets, the Owner bears the entire investment risk of gain or loss.

FUND WITHDRAWAL AND SUBSTITUTED SECURITIES. If a particular Fund ceases to be available for investment, or Lincoln Life determines that further investment in the particular Fund is not appropriate in view of the purposes of the Variable Account (including without limitation that it is not appropriate in light of legal, regulatory or federal income tax considerations), Lincoln Life may withdraw the particular Fund as a possible investment in the Variable Account and may substitute shares of a new or different Fund for shares of the withdrawn Fund. Lincoln Life shall obtain any necessary regulatory or other approvals. Lincoln Life may make appropriate endorsements to the policy to the extent reasonably required to reflect any withdrawal or substitution.

                               POLICY VALUES PROVISIONS

ACCUMULATION VALUE. The Accumulation Value equals the sum of (i) the Fixed Account value, (ii) the Variable Account value, and (iii) the Loan Account value. At any point in time, therefore, the Accumulation Value reflects (a) Net Premium Payments made, (b) the amount of any partial surrenders, (c) any increases or decreases as a result of market performance in the Variable Sub-Accounts, (d) interest credited under the Fixed Account, (e) interest credited under the Loan Account, and (f) all expenses and fees as specified under SCHEDULE 2.

FIXED ACCOUNT VALUE. The Fixed Account value, if any, with respect to the policy, at any point in time, is equal to the sum of the Net Premium Payments allocated or other amounts (net of any charges) transferred to the Fixed Account plus interest credited to such account less the Monthly Deductions applied to such account and less any partial surrenders or amounts transferred from the Fixed Account.

INTEREST CREDITED UNDER FIXED ACCOUNT. Lincoln Life will credit interest to the Fixed Account daily. The interest rate applied to the Fixed Account will be the greater of: (a) a compounded daily rate of 0.010746% (equivalent to a compounded annual rate of 4%), or (b) a rate determined by Lincoln Life from time to time. Such rate will be established on a prospective basis.

LOAN ACCOUNT VALUE. The Loan Account value, if any, with respect to the policy, is the amount of any outstanding loan(s), including accrued interest on the loan(s). (SEE LOAN PROVISIONS, LOAN ACCOUNT.)

INTEREST RATE CREDITED ON LOAN ACCOUNT. The interest rate credited on the Loan Account may vary, but will not be less than the loan interest rate less 2% per year during Policy Years 1 through 10 and less 1% per year thereafter. (SEE the POLICY SPECIFICATIONS for the rate in effect as of the Date of Issue.)

VARIABLE ACCOUNT VALUE. The Variable Account value, if any, with respect to the policy, for any Valuation Period is equal to the sum of the then stated values of all Variable Sub-Accounts under the policy. The stated value of each Variable Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited or debited to such Variable Sub-Account with respect to the policy by the Variable Accumulation Unit Value of the particular Variable Sub-Account for such Valuation Period.


LN650 NY                                                                      17

VARIABLE ACCUMULATION UNIT VALUE. Net Premium Payments, or portions thereof, allocated, or amounts transferred, to each Variable Sub-Account are converted into Variable Accumulation Units. The Variable Accumulation Unit value for a Variable Sub-Account for any Valuation Period after the inception of the Variable Sub-Account is determined as follows:

1. The total value of Fund shares held in the Variable Sub-Account is calculated by multiplying the number of Fund shares owned by the Variable Sub-Account at the beginning of the Valuation Period by the net asset value per share of the Fund at the end of the Valuation Period and adding any dividend or other distribution of the Fund earned during the Valuation Period; minus

2. The liabilities of the Variable Sub-Account at the end of the Valuation Period; such liabilities include daily charges imposed on the Variable Sub-Account and may include a charge or credit with respect to any taxes paid or reserved for by Lincoln Life that Lincoln Life determines result from the operations of the Variable Account; and

3. The result of (2) is divided by the number of Variable Accumulation Units for that Variable Sub-Account outstanding at the beginning of the Valuation Period.

The daily charges imposed on a Variable Sub-Account for any Valuation Period are equal to the M&E charge multiplied by the number of calendar days in the Valuation Period.

The accumulation unit value may increase or decrease from Valuation Period to Valuation Period.

COST OF INSURANCE. The Cost of Insurance is determined monthly. Such cost is calculated as (1), multiplied by the result of (2) minus (3), where:

(1)  is the Cost of Insurance Rate as described in COST OF INSURANCE RATES,

(2) is the Death Benefit at the beginning of the policy month, divided by 1.0032737, and

(3) is the Accumulation Value at the beginning of the policy month prior to the deduction for the monthly Cost of Insurance.

COST OF INSURANCE RATES. The Cost of Insurance Rates are determined from time to time by Lincoln Life based on its expectations of future mortality and vary as set forth in SCHEDULE 3. The actuarial formula used to make such determination has been filed with the insurance supervisory official of the jurisdiction in which the policy is delivered. Any change in Cost of Insurance Rates will apply to all individuals of the same class as the Insured. The Cost of Insurance Rates shall not exceed the amounts described in SCHEDULE 3.

MONTHLY DEDUCTION. Each month, on the Monthly Anniversary Day, Lincoln Life will deduct the Monthly Deduction by withdrawing the amount from the Fixed and Variable Sub-Accounts in proportion to which the balances invested in such Fixed and Variable Sub-Accounts bear to the Net Accumulation Value as of the date on which the deduction is made. The Monthly Deduction for a policy month will be calculated as Charge (1) plus Charge (2) where:

CHARGE (1)     is the Cost of Insurance (as described in COST OF INSURANCE) and the cost of any supplemental riders or optional benefits, and

CHARGE (2)     is the Monthly Administrative Fee as described under SCHEDULE 2.

The amount of the Monthly Deduction will be deducted from the Fixed and Variable Sub-Accounts in the same proportion that the value of each account bears to the Net Accumulation Value as of the date on which the deduction is made.


LN650 NY                                                                     18

BASIS OF COMPUTATIONS. The Cost of Insurance Rates are guaranteed to be no greater than that calculated based on the applicable 1980 Commissioners Standard Ordinary Mortality Table (Age nearest birthday).

All policy values are at least equal to that required by the jurisdiction in which the policy is delivered. A detailed statement of the method of computing values has been filed with the insurance supervisory official of that jurisdiction.

                             TRANSFER PRIVILEGE PROVISION

TRANSFER PRIVILEGE. At any time while the policy is in force, other than during the Right-to-Examine Period, the Owner has the right to transfer amounts among the Fixed and Variable Sub-Accounts then available under the policy. All such transfers are subject to the following provisions. Transfers may be made In Writing. Transfer requests must be received at the Administrator Mailing Address prior to the time of day set forth in the prospectus and provided the NYSE is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the NYSE is open for business. A single transfer request may consist of multiple transactions.

Transfers from the Fixed Sub-Account are subject to the POLICY SPECIFICATIONS, LIMITS ON TRANSFERS. Transfers to the Fixed Sub-Account will earn interest as specified under POLICY VALUES PROVISIONS, INTEREST CREDITED UNDER FIXED ACCOUNT. Transfers involving Variable Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit values of the applicable Variable Sub-Account for the Valuation Period during which the transfer is effective.

Unless otherwise changed by Lincoln Life to be less restrictive, transfers shall be subject to the following conditions: (a) Up to 12 transfer requests may be made during any Policy Year without charge, however, for each transfer request in excess of 12, a transfer fee as set forth in SCHEDULE 2 may be deducted on a pro-rata basis from the Fixed and/or Variable Sub-Accounts from which the transfer is being made; (b) The amount being transferred may not be less than $100 unless the entire value of the Fixed or Variable Sub-Account is being transferred; (c) The amount being transferred may not exceed Lincoln Life's maximum amount limit then in effect; (d) Transfers among the Variable Sub-Accounts or from a Variable Sub-Account to the Fixed Account can be made at any time; (e) Transfers involving Variable Sub-Account(s) shall be subject to such additional terms and conditions as may be imposed by the Funds; and (f) Any value remaining in the Fixed or a Variable Sub-Account following a transfer may not be less than $100.

If the investment strategy of a Variable Sub-Account were changed, the Owner may transfer the amount in that Variable Sub-Account to the Fixed Account without a transfer charge, even if the 12 free transfers have already been used.
Moreover, no transfer charge will be imposed when the Owner, in accordance with INSURANCE COVERAGE PROVISIONS, RIGHT TO CONVERT and GENERAL PROVISIONS, CHANGE OF PLAN, exchanges the policy for an equivalent fixed account policy, even if the 12 free transfers have already been used.

                     NONFORFEITURE AND SURRENDER VALUE PROVISIONS

SURRENDER. Surrender of the policy is effective on the business day of receipt by Lincoln Life of the policy and a request for surrender In Writing, provided that at the time of such receipt the policy is in force and it is prior to the Coverage Date.


LN650 NY                                                                      19

SURRENDER VALUE. The amount payable on surrender of the policy (the "Surrender Value") shall be the Net Accumulation Value less any Surrender Charges as determined under the provision of SCHEDULE 1.

The Surrender Value shall be paid by Lincoln Life in a lump sum or as provided under the OPTIONAL METHOD OF SETTLEMENT rider. Any deferment of payments by Lincoln Life will be subject to GENERAL PROVISIONS, DEFERMENT OF PAYMENTS.

PARTIAL SURRENDER. A partial surrender may be made from the Policy on any Valuation Day prior to the Coverage Date in accordance with the following as long as the policy is in force. A partial surrender must be requested In Writing or, if previously authorized, by telephone. A partial surrender may only be made if the amount of the partial surrender, including the transaction fee, is (a) not less than $525; (b) not more than 90% of the Surrender Value of the policy as of the end of the Valuation Period ending on the Valuation Day on which the request is accepted by Lincoln Life; and (c) would not cause the Specified Amount to decline below the Minimum Specified Amount set forth in the POLICY SPECIFICATIONS. The amount of the partial surrender and the $25 transaction fee shall be withdrawn from the Fixed and/or Variable Sub-Accounts in proportion to the balances invested in such Sub-Accounts.

Any surrender results in a withdrawal of funds from all of the Fixed and/or Variable Sub-Accounts. Any surrender from a Variable Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the date of the surrender equal to the total amount by which the Variable Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit value of the Variable Sub-Account determined at the close of the Valuation Period during which the surrender is effective.

EFFECT OF PARTIAL SURRENDERS ON ACCUMULATION VALUE AND SPECIFIED AMOUNT. As of the end of the Valuation Day on which there is a partial surrender, (a) the Accumulation Value shall be reduced by the sum of (i) the amount of the partial surrender, plus (ii) the transaction fee specified in SCHEDULE 1; and (b) if DEATH BENEFIT OPTION 1 is in effect, the Specified Amount shall be reduced by the amount of the partial surrender.

                                   LOAN PROVISIONS

POLICY LOANS. If the policy has Surrender Value, Lincoln Life will grant a loan against the policy provided: (a) a proper loan agreement is executed and (b) a satisfactory assignment of the policy to Lincoln Life is made. The loan may be for any amount up to 90% of the then current Surrender Value. The amount borrowed will be paid within seven days of Lincoln Life's receipt of such request, except as Lincoln Life may be permitted to defer the payment of amounts as specified under GENERAL PROVISIONS, DEFERMENT OF PAYMENTS.

The minimum loan amount is $500. Lincoln Life reserves the right to modify this amount in the future. Lincoln Life will withdraw such loan from the Fixed and/or Variable Sub-Accounts in proportion to the then current account values, unless the Owner instructs Lincoln Life otherwise.

LOAN ACCOUNT. The amount of any loan will be transferred out of the Fixed and/or Variable Sub-Accounts as described above. Such amount will become part of the Loan Account Value. The outstanding loan balance at any time includes accrued interest on the loan.

LOAN REPAYMENT. The outstanding loan balance (i.e. indebtedness) may be repaid at any time during the lifetime of either Insured, however, the minimum loan repayment is $100 or the amount of the outstanding indebtedness, if less. The Loan Account will be reduced by the amount of any loan repayment. Any repayment of indebtedness, other than loan interest, will be allocated to the Fixed and/or Variable Sub-Accounts in the same proportion in which Net Premium Payments are currently allocated, unless the Owner and Lincoln Life agree otherwise In Writing.


LN650 NY                                                                     20

INTEREST RATE CHARGED ON LOAN ACCOUNT. Interest charged on the Loan Account will be at a rate equivalent to 8% per year, payable in arrears.

Interest charged on the Loan Account is payable annually on each Policy Anniversary or as otherwise agreed In Writing by the Owner and Lincoln Life. Such loan interest amount, if not paid when due, will be transferred out of the Fixed and/or Variable Sub-Accounts in proportion to the then current Net Accumulation Value and into the Loan Account, unless both the Owner and Lincoln Life agree otherwise.

INDEBTEDNESS. The term "indebtedness" means money which is owed on this policy due to an outstanding loan and interest accrued thereon. A loan, whether or not repaid, will have a permanent effect on the Net Accumulation Value and on the Death Benefit Proceeds. Any indebtedness at time of settlement will reduce the proceeds payable under the policy. A policy loan reduces the then current Net Accumulation Value under the policy while repayment of a loan will cause an increase in the then current Net Accumulation Value.

If at any time the total indebtedness against the policy, including interest accrued but not due, equals or exceeds the then current Accumulation Value less surrender charge, a notice will be sent at least 31 days before the end of the grace period to the Owner and to assignees, if any, that this policy will terminate unless the indebtedness is repaid. The policy will thereupon terminate without value subject to the conditions in PREMIUM AND REINSTATEMENT PROVISIONS, GRACE PERIOD.


                            INSURANCE COVERAGE PROVISIONS

DATE OF COVERAGE. The date of coverage will be the Date of Issue provided the initial premium has been paid (1) while both Insureds are alive and (2) prior to any change in health and insurability as represented in the application.

For any insurance that has been reinstated, the date of coverage will be the Monthly Anniversary Day that coincides with or next follows the day the application for reinstatement is approved by Lincoln Life, provided both of the Insureds are alive on such day. (SEE PREMIUM AND REINSTATEMENT PROVISIONS, REINSTATEMENT.)

TERMINATION OF COVERAGE. All coverage under the policy terminates on the first to occur of the following:

1.   Surrender of the policy;

2.   Death of the second of the Insureds to die; and

3.   The policy matures at its Coverage Date.

4. Failure to pay the amount of premium necessary to avoid termination before the end of any applicable Grace Period.

No action by Lincoln Life after such a termination of the policy, including any Monthly Deduction made after termination of coverage, shall constitute a reinstatement of the policy or waiver of the termination. Any such deduction will be refunded.


LN650 NY                                                                      21

DEATH BENEFIT PROCEEDS. If both Insureds die while the policy is in force, Lincoln Life shall pay Death Benefit Proceeds equal to the sum of the greater of
(i) the amount determined under the Death Benefit Option in effect at the time of the Second Death, or (ii) an amount determined by Lincoln Life equal to that required by the Internal Revenue Code to maintain the contract as a life insurance policy (SEE SCHEDULE 4.)

DEATH BENEFIT OPTIONS. Following are the Death Benefit Options available under the policy:

     DEATH BENEFIT OPTION 1:

     THE SPECIFIED AMOUNT. The Specified Amount on the Second Death, less any partial surrenders.

     DEATH BENEFIT OPTION 2:

     SUM OF THE SPECIFIED AMOUNT AND THE ACCUMULATION VALUE. The sum of the Specified Amount plus the Accumulation Value as of the Valuation Day immediately after the Second Death.

Unless DEATH BENEFIT OPTION 2 is elected, the Owner will be deemed to have elected DEATH BENEFIT OPTION 1.

CHANGES IN SPECIFIED AMOUNT AND DEATH BENEFIT OPTION. Unless provided otherwise, a change in Specified Amount or Death Benefit Option may be effected any time while this policy is in force, subject to (a) the consent of Lincoln Life, b) all such changes must be requested In Writing on a form satisfactory to Lincoln Life and filed at the Administrator Mailing Address, and (c) the following conditions:

CHANGES IN SPECIFIED AMOUNT:
1. If a decrease in the Specified Amount is requested, the decrease will become effective on the Monthly Anniversary Day that coincides with or next follows receipt of the request provided any requirements as determined by Lincoln Life are met.

     In such event, Lincoln Life will reduce the existing Specified Amount against the most recent increase first, then against the next most recent increases successively, and finally, against insurance provided under the original application; however, Lincoln Life reserves the right to limit the amount of any decrease so that the Specified Amount will not be less than the Minimum Specified Amount shown in the POLICY SPECIFICATIONS.

2.   If an increase in the Specified Amount is requested:

     (a) a supplemental application must be submitted and evidence of insurability of both Insureds satisfactory to Lincoln Life must be furnished; and

     (b)  any other requirements as determined by Lincoln Life must be met.

If Lincoln Life approves the request, the increase will become effective upon
(i) the Monthly Anniversary Day that coincides with or next follows the date the request is approved by Lincoln Life and (ii) the deduction from the Accumulation Value (in proportion to the then current account values of the Fixed and/or Variable Sub-Accounts) of the first month's Cost of Insurance for the increase, provided both Insureds are alive on such day.


LN650 NY                                                                     22

CHANGES IN DEATH BENEFIT OPTION:
1.   On a change from DEATH BENEFIT OPTION 1 to DEATH BENEFIT OPTION 2:

     The Specified Amount will be reduced by the Accumulation Value as of the Monthly Anniversary Day that coincides with or next follows date of receipt of the request for change.

2.   On a change from Death BENEFIT OPTION 2 to DEATH BENEFIT OPTION 1:

     The Specified Amount will be increased by the Accumulation Value and the date of the change will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

Lincoln Life will not allow a decrease in the amount of insurance below the minimum amount required to maintain this contract as a life insurance policy under the Internal Revenue Code.

RIGHT TO CONVERT. The Owner may convert this policy to a substantially comparable flexible premium adjustable life insurance policy without evidence of insurability for an amount of insurance not exceeding the death benefit of the variable life insurance policy on the date of conversion.

PAID-UP INSURANCE OPTION. At any time, the Owner may transfer all of the Variable Account Value to the Fixed Account and then surrender the policy for reduced guaranteed nonparticipating paid-up insurance. No monthly administrative fees would apply to such paid-up insurance. The amount of paid-up insurance will be that which the surrender value will purchase when applied as a net single premium at the Insured's then attained age using the guaranteed interest and mortality basis set forth under the "Basis of Computations" provision of the policy. The paid-up insurance will not include any supplementary or additional benefits provided by rider under the original policy.


                                  GENERAL PROVISIONS

THE POLICY. The policy and the application for the policy constitute the entire contract between the parties. All statements made in the application shall be deemed representations and not warranties. No statement may be used in defense of a claim under the policy unless it is contained in the application and a copy of the application is attached to the policy when issued.

Only the President, a Vice President, an Assistant Vice President, a Secretary, a Director or an Assistant Director of Lincoln Life may execute or modify the policy.

The policy is executed at the Administrator Mailing Address located on the front cover of the policy.

NON-PARTICIPATION.  The policy is not entitled to share in surplus distribution.

NOTICE OF CLAIM. Due Proof of Death must be furnished to Lincoln Life as soon as reasonably practicable after the death of each Insured. Such notice shall be given to Lincoln Life In Writing by or on behalf of the Owner.

PAYMENT OF PROCEEDS.  Proceeds, as used in this policy, means the amount payable
(a) on the Coverage Date, (b) upon the surrender of this policy before the Coverage Date, or (c) upon the Second Death.


LN650 NY                                                                      23

The amount payable upon receipt of due proof of the Second Death will be the Death Benefit Proceeds as of the date of death. (SEE INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT PROCEEDS.) Death Benefit Proceeds are payable at the Administrator Mailing Address upon the Second Death subject to the receipt of Due Proof of Death for both Insureds. If the Second Death occurs during the GRACE PERIOD, Lincoln Life will pay the Death Benefit Proceeds for the Death Benefit Option in effect immediately prior to the GRACE PERIOD reduced by any overdue monthly deductions.

If the policy is surrendered before the Coverage Date, the proceeds will be the Surrender Value described in NONFORFEITURE AND SURRENDER VALUE PROVISIONS. On the Coverage Date, the proceeds will be the Surrender Value.

The proceeds are subject to the further adjustments described in the following provisions:

1.   Misstatement of Age or Sex;

2.   Incontestability; and

3.   Suicide.

When settlement is made, Lincoln Life may require return of the policy.

DEFERMENT OF PAYMENTS. Any amounts payable as a result of loans, surrender, or partial surrenders will be paid within 7 days of Lincoln Life's receipt of such request. However, payment of amounts from the Variable Sub-Accounts may be postponed when the NYSE is closed or when the SEC declares an emergency. Additionally, Lincoln Life reserves the right to defer the payment of such amounts from the Fixed Account for a period not to exceed 6 months from the date written request is received by Lincoln Life; during any such deferred period, the amount payable will bear interest as required by law.

MISSTATEMENT OF AGE OR SEX. If the age or sex of either of the Insureds is misstated, Lincoln Life will adjust all benefits to the amounts that would have been purchased for the correct ages and sexes according to the basis specified in the "Table of Guaranteed Maximum Life Insurance Rates."

SUICIDE. If either insured commits suicide within 2 years from the Date of Issue, the surviving insured may convert this policy to a single life flexible premium variable life insurance policy. If the second of the Insureds to die commits suicide within 2 years from the Date of Issue, the Death Benefit Proceeds will be limited to a refund of premiums paid, less (a) any indebtedness against the policy and (b) the amount of any partial surrenders. If the second of the Insureds to die commits suicide within 2 years from the date of any increase in the Specified Amount, the Death Benefit Proceeds with respect to such increase will be limited to a refund of the monthly charges for the cost of such additional insurance and the amount of insurance will be limited to the amount of Death Benefit Proceeds applicable before such increase was made provided that the increase became effective at least 2 years from the Date of Issue of the policy.

INCONTESTABILITY. Except for nonpayment of Monthly Deductions, this policy will be incontestable after it has been in force during the lifetime of either Insured for 2 years from its Date of Issue. This means that Lincoln Life will not use any misstatement in the application to challenge a claim or avoid liability after that time. Any increase in the Specified Amount effective after the Date of Issue will be incontestable only after such increase has been in force for 2 years during the lifetime of either Insured.

The basis for contesting an increase in Specified Amount will be limited to material misrepresentations made in the supplemental application for the increase. The basis for contesting after reinstatement will be (a) limited for a period of 2 years from the date of reinstatement and (b) limited to material misrepresentations made in the reinstatement application.


LN650 NY                                                                     24

ANNUAL REPORT. Lincoln Life will send a report to the Owner at least once a year without charge. The report will show the Accumulation Value as of the reporting date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also show (a) the current Death Benefit Proceeds,
(b) the current policy values, (c) premiums paid and all deductions made since the last report, (d) outstanding policy loans, and (e) any other information required by the Superintendent of Insurance.

PROJECTION OF BENEFITS AND VALUES. Lincoln Life will provide a projection of illustrative future Death Benefit Proceeds and values to the Owner at any time upon written request and payment of a service fee, if any.

CHANGE OF PLAN. Within the first 2 Policy Years the Owner may exchange the policy without any evidence of insurability for any one of the permanent survivorship life insurance policies then being issued by Lincoln Life to the same class to which this policy belongs. The request for the exchange must be In Writing and received by Lincoln Life within 24 months from the Date of Issue of the policy. Unless otherwise agreed to between the Owner and Lincoln Life, the new policy shall have the same amount of insurance and surrender value as this policy as of the date of exchange, its Date of Issue shall be the date of exchange, the Insureds under the policy shall be the Insureds under the new policy, and the issue ages of the Insureds under the new policy shall be the then attained Ages of the Insureds (as of the date of exchange). If only one Insured is alive at the time of exchange, such permanent life insurance policy issued will be a single life policy.

If at any time while both Insureds are alive, a change in the Internal Revenue Code would result in a less favorable tax treatment of the insurance provided under the policy or if the Insureds are legally divorced while the policy is in force, the Owner may exchange the policy for separate single life policies on each of the Insureds subject to the following conditions: (a) evidence of insurability satisfactory to Lincoln Life is furnished, (b) the Amount of Insurance of each new policy is not larger than one half of the Amount of Insurance then in force under the policy, (c) the premium for each new policy is determined according to Lincoln Life's rates then in effect for that policy based on each Insured's then attained age and sex, and (d) any other requirements as determined by Lincoln Life are met. The new policy will not take effect until the date all such requirements are met.


LN650 NY                                                                      25

                      LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY ON THE LIVES OF TWO INSUREDS

          Non-Participating Variable life insurance payable upon the Second
                           Death before the Coverage Date.
                              Adjustable Death Benefit.
            Surrender Value payable upon surrender of the policy or on the
                         Coverage Date, whichever is earlier.
        Flexible premiums payable to the Coverage Date or to the death of the second Insured to die, whichever is earlier.
                   Investment results reflected in policy benefits.
         Premium Payments and Supplementary Coverages as shown in the Policy
                                   Specifications.


LN650 NY

                            OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the policy to which it is attached as of the Date of Issue. Upon written request, Lincoln Life will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the policy.

If any income optional settlement provides for instalment payments for a given age of payee for an amount which would be the same for different periods certain, Lincoln Life will deem that an election has been made for the longest period certain for such age and amount.

While an Insured is alive, the request, including the designation of the payee, may be made by the Owner. At the time the Death Benefit Proceeds become payable under the policy, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the policy cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with Lincoln Life's rules then in effect. If at any time payments are less than the minimum payment amount, Lincoln Life has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, Lincoln Life may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the payee shall live.
THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. Lincoln Life will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of Lincoln Life, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under the policy may also be settled under any other method of settlement offered by Lincoln Life at the time of the request.

                                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                                   /s/ Philip L. Holstein

                                        PRESIDENT


LR650 NY                                                                (Page 1)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE
FOR EACH $1,000 APPLIED - MALE
--------------------------------------------------------
Settlement age of     Number of instalments certain
 payee nearest
    birthday          60      120      180      240
--------------------------------------------------------
  Age  Life Annuity
  10      $2.87      $2.87   $2.87    $2.87    $2.87
  11       2.89       2.89    2.89     2.88     2.88
  12       2.90       2.90    2.90     2.90     2.90
  13       2.92       2.92    2.91     2.91     2.91
  14       2.93       2.93    2.93     2.93     2.92

  15       2.95       2.95    2.95     2.94     2.94
  16       2.96       2.96    2.96     2.96     2.96
  17       2.98       2.98    2.98     2.98     2.97
  18       3.00       3.00    3.00     2.99     2.99
  19       3.02       3.02    3.01     3.01     3.01

  20       3.04       3.04    3.03     3.03     3.03
  21       3.06       3.05    3.05     3.05     3.05
  22       3.08       3.08    3.07     3.07     3.07
  23       3.10       3.10    3.09     3.09     3.09
  24       3.12       3.12    3.12     3.11     3.11

  25       3.14       3.14    3.14     3.14     3.13
  26       3.17       3.17    3.16     3.16     3.15
  27       3.19       3.19    3.19     3.19     3.18
  28       3.22       3.22    3.22     3.21     3.20
  29       3.25       3.25    3.24     3.24     3.23

  30       3.28       3.28    3.27     3.27     3.26
  31       3.31       3.31    3.30     3.30     3.29
  32       3.34       3.34    3.33     3.33     3.32
  33       3.37       3.37    3.37     3.36     3.35
  34       3.41       3.41    3.40     3.39     3.38

  35      $3.44      $3.44   $3.44    $3.43    $3.41
  36       3.48       3.48    3.48     3.46     3.45
  37       3.52       3.52    3.52     3.50     3.48
  38       3.57       3.56    3.56     3.54     3.52
  39       3.61       3.61    3.60     3.58     3.56

  40       3.66       3.65    3.65     3.63     3.60
  41       3.71       3.70    3.69     3.67     3.64
  42       3.76       3.75    3.74     3.72     3.68
  43       3.81       3.81    3.79     3.77     3.73
  44       3.87       3.86    3.85     3.82     3.77

  45       3.93       3.92    3.90     3.87     3.82
  46       3.99       3.98    3.96     3.92     3.87
  47       4.05       4.05    4.02     3.98     3.92
  48       4.12       4.11    4.09     4.04     3.97
  49       4.19       4.18    4.15     4.10     4.03

  50       4.27       4.26    4.22     4.17     4.08
  51       4.34       4.33    4.30     4.23     4.14
  52       4.43       4.41    4.37     4.30     4.20
  53       4.51       4.50    4.45     4.37     4.26
  54       4.60       4.59    4.54     4.45     4.32

  55       4.70       4.68    4.62     4.53     4.39
  56       4.80       4.78    4.72     4.61     4.45
  57       4.91       4.89    4.82     4.69     4.51
  58       5.03       5.00    4.92     4.78     4.58
  59       5.15       5.12    5.03     4.87     4.65

  60      $5.28      $5.25   $5.14    $4.96    $4.71
  61       5.43       5.39    5.27     5.06     4.78
  62       5.58       5.53    5.39     5.16     4.84
  63       5.74       5.69    5.53     5.26     4.90
  64       5.91       5.85    5.66     5.36     4.96

  65       6.10       6.03    5.81     5.46     5.02
  66       6.30       6.21    5.96     5.56     5.08
  67       6.51       6.41    6.12     5.66     5.13
  68       6.73       6.62    6.28     5.77     5.18
  69       6.97       6.84    6.44     5.86     5.23

  70       7.23       7.07    6.61     5.96     5.27
  71       7.51       7.32    6.79     6.05     5.31
  72       7.80       7.58    6.96     6.14     5.34
  73       8.12       7.85    7.14     6.23     5.37
  74       8.46       8.14    7.32     6.31     5.40

  75       8.82       8.45    7.50     6.38     5.42
  76       9.21       8.76    7.67     6.45     5.44
  77       9.63       9.10    7.84     6.51     5.45
  78      10.08       9.44    8.01     6.57     5.47
  79      10.56       9.80    8.17     6.62     5.48

  80      11.07      10.17    8.33     6.66     5.49
  81      11.62      10.55    8.48     6.70     5.49
  82      12.20      10.94    8.61     6.73     5.50
  83      12.82      11.33    8.74     6.76     5.50
  84      13.47      11.73    8.86     6.79     5.51

  85      14.17      12.12    8.97     6.81     5.51
--------------------------------------------------------


LR650 NY                                                              (Page 2)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE
FOR EACH $1,000 APPLIED - FEMALE
--------------------------------------------------------
Settlement age of     Number of instalments certain
 payee nearest
    birthday          60      120      180      240
--------------------------------------------------------
  Age  Life Annuity
  10      $2.80      $2.80   $2.80    $2.80    $2.80
  11       2.81       2.81    2.81     2.81     2.81
  12       2.82       2.82    2.82     2.82     2.82
  13       2.83       2.83    2.83     2.83     2.83
  14       2.85       2.85    2.85     2.84     2.84

  15       2.86       2.86    2.86     2.86     2.86
  16       2.87       2.87    2.87     2.87     2.87
  17       2.89       2.89    2.89     2.88     2.88
  18       2.90       2.90    2.90     2.90     2.90
  19       2.92       2.92    2.92     2.91     2.91

  20       2.93       2.93    2.93     2.93     2.93
  21       2.95       2.95    2.95     2.95     2.94
  22       2.96       2.96    2.96     2.96     2.96
  23       2.98       2.98    2.98     2.98     2.98
  24       3.00       3.00    3.00     3.00     2.99

  25       3.02       3.02    3.02     3.02     3.01
  26       3.04       3.04    3.04     3.03     3.03
  27       3.06       3.06    3.06     3.06     3.05
  28       3.08       3.08    3.08     3.08     3.07
  29       3.10       3.10    3.10     3.10     3.09

  30       3.13       3.13    3.12     3.12     3.12
  31       3.15       3.15    3.15     3.14     3.14
  32       3.18       3.18    3.17     3.17     3.16
  33       3.20       3.20    3.20     3.20     3.19
  34       3.23       3.23    3.23     3.22     3.22

  35      $3.26      $3.26   $3.26    $3.25    $3.24
  36       3.29       3.29    3.29     3.28     3.27
  37       3.32       3.32    3.32     3.31     3.30
  38       3.35       3.35    3.35     3.34     3.33
  39       3.39       3.39    3.38     3.38     3.37

  40       3.42       3.42    3.42     3.41     3.40
  41       3.46       3.46    3.46     3.45     3.43
  42       3.50       3.50    3.50     3.49     3.47
  43       3.54       3.54    3.54     3.53     3.51
  44       3.59       3.59    3.58     3.57     3.55

  45       3.64       3.63    3.63     3.61     3.59
  46       3.68       3.68    3.67     3.66     3.63
  47       3.73       3.73    3.72     3.71     3.68
  48       3.79       3.79    3.77     3.76     3.72
  49       3.84       3.84    3.83     3.81     3.77

  50       3.90       3.90    3.89     3.86     3.82
  51       3.97       3.96    3.95     3.92     3.88
  52       4.03       4.03    4.01     3.98     3.93
  53       4.10       4.10    4.08     4.04     3.99
  54       4.18       4.17    4.15     4.11     4.04

  55       4.25       4.25    4.22     4.18     4.11
  56       4.34       4.33    4.30     4.25     4.17
  57       4.42       4.41    4.38     4.32     4.23
  58       4.52       4.51    4.47     4.40     4.30
  59       4.61       4.60    4.56     4.48     4.37

  60      $4.72      $4.70   $4.66    $4.57    $4.44
  61       4.83       4.81    4.76     4.66     4.51
  62       4.95       4.93    4.87     4.75     4.58
  63       5.08       5.05    4.98     4.85     4.65
  64       5.21       5.18    5.10     4.95     4.72

  65       5.36       5.32    5.22     5.05     4.79
  66       5.51       5.47    5.36     5.16     4.86
  67       5.67       5.63    5.50     5.26     4.93
  68       5.85       5.80    5.65     5.37     5.00
  69       6.04       5.98    5.80     5.49     5.06

  70       6.25       6.18    5.97     5.60     5.12
  71       6.47       6.39    6.14     5.71     5.18
  72       6.71       6.62    6.32     5.83     5.23
  73       6.98       6.86    6.50     5.94     5.28
  74       7.26       7.12    6.69     6.04     5.32

  75       7.57       7.40    6.89     6.14     5.35
  76       7.90       7.69    7.09     6.24     5.39
  77       8.26       8.01    7.29     6.33     5.41
  78       8.65       8.34    7.49     6.41     5.43
  79       9.08       8.70    7.69     6.49     5.45

  80       9.54       9.07    7.89     6.55     5.47
  81      10.03       9.47    8.08     6.61     5.48
  82      10.58       9.88    8.26     6.66     5.49
  83      11.16      10.31    8.43     6.70     5.49
  84      11.80      10.75    8.59     6.74     5.50

  85      12.48      11.20    8.74     6.77     5.50
--------------------------------------------------------


ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED
--------------------------------------------------------
     Numbers of years       Amount of each instalment
       during which
    instalments will be
          paid                 Annual         Monthly
--------------------------------------------------------
           5                   $211.99        $17.91
           6                    179.22         15.14
           7                    155.83         13.16
           8                    138.31         11.68
           9                    124.69         10.53
          10                    113.82          9.61
          11                    104.93          8.86

          12                    $97.54         $8.24
          13                     91.29          7.71
          14                     85.95          7.26
          15                     81.33          6.87
          16                     77.29          6.53
          17                     73.74          6.23
          18                     70.59          5.96

          19                    $67.78         $5.73
          20                     65.26          5.51
          25                     55.76          4.71
          30                     49.53          4.18
--------------------------------------------------------


LR650 NY                                                              (Page 3)

           SCHEDULE 3: TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES (MONTHLY RATES PER $1,000 OF NET AMOUNT AT RISK)


SPECIAL NOTE:       The Cost of Insurance Rate is the monthly rate charged under the policy. The Cost of Insurance Rate varies based on the issue age (nearest birthday), duration and premium class of each Insured. It is determined under an actuarial formula, on file with the insurance supervisory official of the jurisdiction in which the policy is delivered, that reflects one-alive and both alive probabilities. The rates set forth in the table below reflect the amount of the Flat Extra or the Risk Factor (substandard risk classification rates), if any, shown in the POLICY SPECIFICATIONS, and are based on the 1980 CSO Table D. The monthly Cost of Insurance Rate charged under the policy shall not exceed the applicable rate set forth in the table below for each respective duration (number of years from the Date of Issue).

                          MONTHLY
      DURATION              RATE              DURATION              RATE              DURATION              RATE
      --------            --------            --------            --------            --------            --------
          1              0.000257                 2              0.000821                 3              0.001486
          4              0.002274                 5              0.003237                 6              0.004396
          7              0.005835                 8              0.007575                 9              0.009656
         10              0.012142                11              0.015113                12              0.018564
         13              0.022520                14              0.027258                15              0.032683

         16              0.039016                17              0.046467                18              0.055206
         19              0.065610                20              0.077859                21              0.092216
         22              0.109071                23              0.128320                24              0.150387
         25              0.175589                26              0.204075                27              0.236976
         28              0.275456                29              0.321002                30              0.375198

         31              0.438870                32              0.513626                33              0.600335
         34              0.698255                35              0.809323                36              0.936182
         37              1.080500                38              1.249201                39              1.448597
         40              1.683612                41              1.959705                42              2.280688
         43              2.647067                44              3.057177                45              3.514351

         46              4.022239                47              4.586356                48              5.221094
         49              5.940697                50              6.751632                51              7.661261
         52              8.670858                53              9.772693                54             10.953680
         55             12.205020                56             13.524612                57             14.913305
         58             16.384004                59             17.967216                60             19.723250

         61             21.796414                62             24.412086                63             27.927756
         64             32.685066                65             38.036856                66             41.360225
         67             57.868958                68             83.333330


LN650 AA                                                               (Page 4)

                       SCHEDULE 4:  CORRIDOR PERCENTAGES TABLE

The amount of the Death Benefit Proceeds must satisfy certain requirements under the Internal Revenue Code if the policy is to qualify as insurance for Federal income tax purposes. The amount of the Death Benefit Proceeds required to be paid under the Internal Revenue Code to maintain the policy as life insurance under each of the Death Benefit Options (SEE INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT OPTIONS) is equal to the product of the Accumulation Value and the applicable Corridor Percentage set forth below.


      ATTAINED AGE OF        CORRIDOR        ATTAINED AGE OF        CORRIDOR
    THE YOUNGER INSURED     PERCENTAGE     THE YOUNGER INSURED     PERCENTAGE
    (NEAREST BIRTHDAY)                      (NEAREST BIRTHDAY)


          0-40                 250                 61                  128
--------------------------------------------------------------------------------
           41                  243                 62                  126
           42                  236                 63                  124
           43                  229                 64                  122
           44                  222                 65                  120
           45                  215                 66                  119
--------------------------------------------------------------------------------
           46                  209                 67                  118
           47                  203                 68                  117
           48                  197                 69                  116
           49                  191                 70                  115
           50                  185                 71                  113
--------------------------------------------------------------------------------
           51                  178                 72                  111
           52                  171                 73                  109
           53                  164                 74                  107
           54                  157                75-90                105
           55                  150                 91                  104
--------------------------------------------------------------------------------
           56                  146                 92                  103
           57                  142                 93                  102
           58                  138                 94                  101
           59                  134                95-99                100
           60                  130
--------------------------------------------------------------------------------


LN650 AA                                                                (Page 5)

CHANGES IN DEATH BENEFIT OPTION:
1.   On a change from DEATH BENEFIT OPTION 1 to DEATH BENEFIT OPTION 2:

     The Specified Amount will be reduced by the Accumulation Value as of the Monthly Anniversary Day that coincides with or next follows date of receipt of the request for change.

2.   On a change from Death BENEFIT OPTION 2 to DEATH BENEFIT OPTION 1:

     The Specified Amount will be increased by the Accumulation Value and the date of the change will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

Lincoln Life will not allow a decrease in the amount of insurance below the minimum amount required to maintain this contract as a life insurance policy under the Internal Revenue Code.

RIGHT TO CONVERT. The Owner may convert this policy to a substantially comparable flexible premium adjustable life insurance policy without evidence of insurability for an amount of insurance not exceeding the death benefit of the variable life insurance policy on the date of conversion.

PAID-UP INSURANCE OPTION. At any time, the Owner may transfer all of the Variable Account Value to the Fixed Account and then surrender the policy for reduced guaranteed nonparticipating paid-up insurance. No monthly administrative fees would apply to such paid-up insurance. The amount of paid-up insurance will be that which the surrender value will purchase when applied as a net single premium at the Insured's then attained age using the guaranteed interest and mortality basis set forth under the "Basis of Computations" provision of the policy. The paid-up insurance will not include any supplementary or additional benefits provided by rider under the original policy.


                                  GENERAL PROVISIONS

THE POLICY. The policy and the application for the policy constitute the entire contract between the parties. All statements made in the application shall be deemed representations and not warranties. No statement may be used in defense of a claim under the policy unless it is contained in the application and a copy of the application is attached to the policy when issued.

Only the President, a Vice President, an Assistant Vice President, a Secretary, a Director or an Assistant Director of Lincoln Life may execute or modify the policy.

The policy is executed at the Administrator Mailing Address located on the front cover of the policy.

NON-PARTICIPATION.  The policy is not entitled to share in surplus distribution.

NOTICE OF CLAIM. Due Proof of Death must be furnished to Lincoln Life as soon as reasonably practicable after the death of each Insured. Such notice shall be given to Lincoln Life In Writing by or on behalf of the Owner.

PAYMENT OF PROCEEDS.  Proceeds, as used in this policy, means the amount payable
(a) on the Coverage Date, (b) upon the surrender of this policy before the Coverage Date, or (c) upon the Second Death.


LN650 NY AA                                                            (Page 6)

The amount payable upon receipt of due proof of the Second Death will be the Death Benefit Proceeds as of the date of death. (SEE INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT PROCEEDS.) Death Benefit Proceeds are payable at the Administrator Mailing Address upon the Second Death subject to the receipt of Due Proof of Death for both Insureds. If the Second Death occurs during the GRACE PERIOD, Lincoln Life will pay the Death Benefit Proceeds for the Death Benefit Option in effect immediately prior to the GRACE PERIOD reduced by any overdue monthly deductions.

If the policy is surrendered before the Coverage Date, the proceeds will be the Surrender Value described in NONFORFEITURE AND SURRENDER VALUE PROVISIONS. On the Coverage Date, the proceeds will be the Surrender Value.

The proceeds are subject to the further adjustments described in the following provisions:

1.   Misstatement of Age;

2.   Incontestability; and

3.   Suicide.

When settlement is made, Lincoln Life may require return of the policy.

DEFERMENT OF PAYMENTS. Any amounts payable as a result of loans, surrender, or partial surrenders will be paid within 7 days of Lincoln Life's receipt of such request. However, payment of amounts from the Variable Sub-Accounts may be postponed when the NYSE is closed or when the SEC declares an emergency. Additionally, Lincoln Life reserves the right to defer the payment of such amounts from the Fixed Account for a period not to exceed 6 months from the date written request is received by Lincoln Life; during any such deferred period, the amount payable will bear interest as required by law.

MISSTATEMENT OF AGE. If the age of either of the Insureds is misstated, Lincoln Life will adjust all benefits to the amounts that would have been purchased for the correct ages according to the basis specified in the "Table of Guaranteed Maximum Life Insurance Rates."

SUICIDE. If either insured commits suicide within 2 years from the Date of Issue, the surviving insured may convert this policy to a single life flexible premium variable life insurance policy. If the second of the Insureds to die commits suicide within 2 years from the Date of Issue, the Death Benefit Proceeds will be limited to a refund of premiums paid, less (a) any indebtedness against the policy and (b) the amount of any partial surrenders. If the second of the Insureds to die commits suicide within 2 years from the date of any increase in the Specified Amount, the Death Benefit Proceeds with respect to such increase will be limited to a refund of the monthly charges for the cost of such additional insurance and the amount of insurance will be limited to the amount of Death Benefit Proceeds applicable before such increase was made provided that the increase became effective at least 2 years from the Date of Issue of the policy.

INCONTESTABILITY. Except for nonpayment of Monthly Deductions, this policy will be incontestable after it has been in force during the lifetime of either Insureds for 2 years from its Date of Issue. This means that Lincoln Life will not use any misstatement in the application to challenge a claim or avoid liability after that time. Any increase in the Specified Amount effective after the Date of Issue will be incontestable only after such increase has been in force for 2 years during the lifetime of either Insureds.

The basis for contesting an increase in Specified Amount will be limited to material misrepresentations made in the supplemental application for the increase. The basis for contesting after reinstatement will be (a) limited for a period of 2 years from the date of reinstatement and (b) limited to material misrepresentations made in the reinstatement application.


LN650 NY AA                                                            (Page 7)

                            OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the policy to which it is attached as of the Date of Issue. Upon written request, Lincoln Life will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the policy.

If any income optional settlement provides for instalment payments for a given age of payee for an amount which would be the same for different periods certain, Lincoln Life will deem that an election has been made for the longest period certain for such age and amount.

While an Insured is alive, the request, including the designation of the payee, may be made by the Owner. At the time the Death Benefit Proceeds become payable under the policy, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the policy cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with Lincoln Life's rules then in effect. If at any time payments are less than the minimum payment amount, Lincoln Life has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, Lincoln Life may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the payee shall live.
THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. Lincoln Life will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of Lincoln Life, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under the policy may also be settled under any other method of settlement offered by Lincoln Life at the time of the request.

                                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                                   /s/ Philip L. Holstein

                                        PRESIDENT


LR651 NY                                                               (Page 1)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE
FOR EACH $1,000 APPLIED - UNISEX
--------------------------------------------------------
  Settlement age of    Number of instalments certain
 Annuitant nearest
      birthday        60      120      180      240
--------------------------------------------------------
  Age  Life Annuity

 10        2.84      2.84    2.84     2.84     2.83
 11        2.85      2.85    2.85     2.85     2.85
 12        2.86      2.86    2.86     2.86     2.86
 13        2.88      2.88    2.88     2.87     2.87
 14        2.89      2.89    2.89     2.89     2.89

 15        2.91      2.90    2.90     2.90     2.90
 16        2.92      2.92    2.92     2.92     2.91
 17        2.94      2.94    2.93     2.93     2.93
 18        2.95      2.95    2.95     2.95     2.95
 19        2.97      2.97    2.97     2.96     2.96

 20        2.99      2.99    2.98     2.98     2.98
 21        3.00      3.00    3.00     3.00     3.00
 22        3.02      3.02    3.02     3.02     3.01
 23        3.04      3.04    3.04     3.04     3.03
 24        3.06      3.06    3.06     3.06     3.05

 25        3.08      3.08    3.08     3.08     3.07
 26        3.11      3.11    3.10     3.10     3.10
 27        3.13      3.13    3.13     3.12     3.12
 28        3.15      3.15    3.15     3.15     3.14
 29        3.18      3.18    3.17     3.17     3.16

 30        3.20      3.20    3.20     3.20     3.19
 31        3.23      3.23    3.23     3.22     3.22
 32        3.26      3.26    3.26     3.25     3.24
 33        3.29      3.29    3.29     3.28     3.27
 34        3.32      3.32    3.32     3.31     3.30

 35        3.35      3.35    3.35     3.34     3.33
 36        3.39      3.39    3.38     3.38     3.36
 37        3.42      3.42    3.42     3.41     3.40
 38        3.46      3.46    3.46     3.45     3.43
 39        3.50      3.50    3.49     3.48     3.47

 40        3.54      3.54    3.54     3.52     3.50
 41        3.59      3.59    3.58     3.56     3.54
 42        3.63      3.63    3.62     3.61     3.58
 43        3.68      3.68    3.67     3.65     3.62
 44        3.73      3.73    3.72     3.70     3.67

 45        3.78      3.78    3.77     3.74     3.71
 46        3.84      3.84    3.82     3.79     3.76
 47        3.90      3.89    3.88     3.85     3.80
 48        3.96      3.95    3.93     3.90     3.85
 49        4.02      4.02    3.99     3.96     3.91

 50        4.09      4.08    4.06     4.02     3.96
 51        4.16      4.15    4.13     4.08     4.01
 52        4.23      4.22    4.20     4.15     4.07
 53        4.31      4.30    4.27     4.21     4.13
 54        4.39      4.38    4.35     4.28     4.19

 55        4.48      4.47    4.43     4.36     4.25
 56        4.57      4.56    4.51     4.43     4.32
 57        4.67      4.65    4.60     4.51     4.38
 58        4.78      4.76    4.70     4.60     4.45
 59        4.89      4.87    4.80     4.68     4.51

 60        5.00      4.98    4.91     4.77     4.58
 61        5.13      5.10    5.02     4.87     4.65
 62        5.27      5.23    5.13     4.96     4.72
 63        5.41      5.37    5.26     5.06     4.79
 64        5.56      5.52    5.39     5.16     4.85

 65        5.73      5.68    5.52     5.27     4.92
 66        5.90      5.84    5.67     5.37     4.98
 67        6.09      6.02    5.82     5.48     5.04
 68        6.29      6.21    5.97     5.58     5.10
 69        6.51      6.41    6.13     5.69     5.15

 70        6.74      6.63    6.30     5.79     5.20
 71        6.99      6.86    6.47     5.90     5.25
 72        7.25      7.10    6.65     6.00     5.29
 73        7.54      7.36    6.83     6.09     5.33
 74        7.85      7.63    7.02     6.19     5.36

 75        8.19      7.92    7.21     6.27     5.39
 76        8.55      8.23    7.39     6.36     5.42
 77        8.93      8.56    7.58     6.43     5.44
 78        9.35      8.90    7.77     6.50     5.45
 79        9.80      9.26    7.95     6.56     5.47

 80       10.29      9.63    8.12     6.61     5.48
 81       10.81     10.02    8.29     6.66     5.49
 82       11.37     10.42    8.45     6.70     5.49
 83       11.98     10.83    8.60     6.74     5.50
 84       12.62     11.25    8.74     6.76     5.50

 85       13.31     11.67    8.86     6.79     5.51
--------------------------------------------------------


    ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED
--------------------------------------------------------
     Numbers of years       Amount of each instalment
      during which
   instalments will be
          paid                  Annual        Monthly
--------------------------------------------------------
           5                    211.99         17.91
           6                    179.22         15.14
           7                    155.83         13.16
           8                    138.31         11.68
           9                    124.69         10.53
          10                    113.82          9.61

          11                    104.93          8.86
          12                     97.54          8.24
          13                     91.29          7.71
          14                     85.95          7.26
          15                     81.33          6.87
          16                     77.29          6.53

          17                  $  73.74       $  6.23
          18                     70.59          5.96
          19                     67.78          5.73
          20                     65.26          5.51
          25                     55.76          4.71
          30                     49.53          4.18
--------------------------------------------------------


LR651 NY                                                               (Page 2)

VUL/SVUL ADDENDUM TO APPLICATION                     [LOGO]



INSTRUCTIONS

This Application Package Includes:

1.   An Important Notice form.

     INSTRUCTIONS:

     Please give to the proposed insured in every case.

2.   A VUL/SVUL Addendum to Application

     INSTRUCTIONS:

     Write legibly. Complete all questions. Explain answers where asked to in the spaces provided.

     Transfer(s) from the Fixed Account may only be made during the 30-day period following each Policy Anniversary and is (are) subject to a maximum annual limit of 20% of the Fixed Account Value as of that Policy Anniversary. (See Policy Specification Page)

     The VUL/SVUL Addendum must be signed by the proposed insured(s) and any applicant if other that the insured(s). The signatures of the owner and subowner are required. A licensed agent/ representative must witness the signatures.

     Leave pages attached when submitting to the Company.


     DO NOT SEPARATE.
--------------------------------------------------------------------------------
     GENERAL INSTRUCTIONS:
     -    WRITE WITH BLACK OR DARK BLUE INK.
     -    ERASURES AND WHITEOUTS ARE NOT ACCEPTABLE.
     -    ANY ALTERATIONS MUST BE INITIALED BY THE APPLICANT.
--------------------------------------------------------------------------------
DETAILED INSTRUCTIONS FOR COMPLETING THE ATTACHED FORM CAN BE FOUND IN THE INB MANUALS.



--------------------------------------------------------------------------------

IMPORTANT NOTICE


Since you have applied for insurance, we'd like you to know more about our underwriting process and what occurs after you submit your application.


THE UNDERWRITING PROCESS

     All forms of insurance are based on the concept of risk-sharing. Underwriters seek to determine the level of risk represented by each applicant, and then assign that person to a group with similar risk characteristics. In this way, the risk potential can be spread among all policyholders within a given risk group, assuring that each assumes his or her fair share of the insurance cost.

     Underwriters collect and review risk factors such as age, occupation, physical condition, medical history and any hazardous avocations. The level of risk and premium for the amount of coverage requested is based on this information.

     If you, like most of our applicants, are not subject to unusual accident hazards, and meet our risk selection standards, underwriters will approve your application and will issue your policy at standard rates. In other cases, we may charge a higher premium, offer limited coverage or decline insurance. Our goal is to provide the coverage you need in an equitable manner. To do this we may ask for additional information about you or any other person to be insured and we may request a medical exam, electrocardiogram, blood or urine sample or additional information from sources such as attending physicians, hospitals, the Medical Information Bureau, or an Investigative Consumer Report. (A full description of the Medical Information Bureau and Investigative Consumer Reports follows and should be read carefully.) When information from another party is needed, this information will only be requested with your written authorization, which is obtained when the application is completed.

     You are our most important source of information and in some cases we may wish to telephone you directly for an interview. A Lincoln National Life Insurance Company interviewer from our Underwriting Department may call you to review and verify information provided on your application and ask additional questions which will aid in evaluating your application for insurance. You benefit because complete underwriting information may result in lower rates.


CONFIDENTIALITY

     Information we collect about you will not be given to anyone without your consent, except when it is necessary for conducting our business. The only people who have access to the information are employees or those of our reinsurers who service your policy or claim and those who have an insurance related, regulatory, legal, research or marketing need for the information. In other situations, we will ask you for written authorization to disclose information about you.

IF YOU WOULD LIKE TO KNOW WHAT INFORMATION LINCOLN NATIONAL LIFE INSURANCE COMPANY HAS ON FILE ABOUT YOU OR IF YOU DESIRE BACKGROUND INFORMATION ON THE INVESTIGATIVE CONSUMER REPORT, PLEASE WRITE OR CALL:

     Individual Underwriting Department
     Lincoln National Life Insurance Company
     Hartford, CT  06152
     (860) 726-5027

     To protect your privacy, we will request proper identification (Social Security Number, Policy Number, etc.). We will then advise you of the nature and substance of the information by phone, or if you prefer, in writing. We can also arrange for you to see or obtain copies of the information in our files that was provided either by you or a third party. We may ask you to pay for the cost of copying the information which you request. We reserve the right to disclose medical information only to a doctor and we will request that you provide us with the name of your physician. Within 30 days from the date we receive your request, we will furnish you and/or your doctor the information that we have about you that you are entitled to receive. If you believe any of the information we have furnished you is incorrect or incomplete, you may request correction or amendment of our information and include any appropriate documentation to support your claim. If we agree with your request, we will make the correction and furnish a notice of the correction to any person or organization which provided the information to us or received the information from us.

     If we do not agree with your correction, we will let you know our reasons and you may place on record a concise statement explaining the basis of your dispute. This information will be clearly noted in any future disclosure of the information. Also, the statement of dispute will be given to other persons and organizations who have supplied us with such information or received it from us in the past.


FAIR CREDIT REPORTING ACT

     As a part of our routine procedure for processing your initial application, we may request that an Investigative Consumer Report be made. The insurance support organization making the report may obtain a copy of the report and disclose its contents to others for whom it performs such services. This report typically includes information such as identity and residence verification, character, reputation, marital status, estimate of worth and income, occupation, avocations, medical history, habits, mode of living and other personal characteristics.

     You have the right to be personally interviewed as part of any investigative consumer report which is completed. If you desire such an interview, please indicate this at the time your application is submitted.

     Additional information is usually obtained from several different sources. Confidential interviews are conducted with neighbors, friends, business associates, and acquaintances. Public records are carefully reviewed.

     Past experience shows that information from investigative reports usually does not have an adverse effect on our underwriting decision. If it should, we will notify you in writing and identify the reporting agency. At that point, if you wish to do so, you may discuss the matter with the reporting agency.

     All of these rights are guaranteed to you by the Fair Credit Reporting Act, which took effect in April, 1971. The procedures called for in this law are consistent with our long-standing feeling concerning consumer reports and we fully support this legislation.


MEDICAL INFORMATION BUREAU

     Information you provide regarding your insurability or claims will be treated as confidential except that Lincoln National Life Insurance Company or its reinsurers, may make a brief report of it to the Medical Information Bureau. This is a nonprofit membership organization of life insurance companies which operates an information exchange on behalf of its members.

     Upon request by another member insurance company to which you have applied for life or health insurance coverage or submitted a claim, the Bureau will provide the information it may have in its file.

     Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file.

     If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's Information Office is: Post Office Box 105, Essex Station, Boston, MA 02112 - Telephone number (617)426-3660.

     The Lincoln National Life Insurance Company or its reinsurers, may also release information in its file to other life insurance companies to whom you may apply for life or health insurance or to whom a claim for benefits may be submitted.

Lincoln Life & Annuity Company of New York

VUL/SVUL ADDENDUM TO APPLICATION              [LOGO]


THIS VUL/SVUL ADDENDUM IS SUBMITTED AS A SUPPLEMENT TO LIFE INSURANCE APPLICATION NO.
----------------------------------------------------------------------------------------------------------------------------------

NAME OF PROPOSED INSURED(S):
                             -----------------------------------------------------------------------------------------------------
                                   First                              Middle Initial                          Last


                             -----------------------------------------------------------------------------------------------------
                                   First                              Middle Initial                          Last

NAME OF OWNER(S):
                  ----------------------------------------------------------------------------------------------------------------
                         First                                   Middle  Initial                    Last


                  ----------------------------------------------------------------------------------------------------------------
                         First                                   Middle  Initial                    Last
----------------------------------------------------------------------------------------------------------------------------------
1.   BROKER/
     DEALER           Print Name of Broker/Dealer:
     INFORMATION                                 ---------------------------------------------------------------------------------

                      Address:
                             -----------------------------------------------------------------------------------------------------

                      Telephone:                                      Field Office Code:
                              ------------------------------                              ----------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
2.   INVESTMENT       Overall Investment Objective for Sub-Account Selections:
     OBJECTIVE        / /     Conservative             / /  Moderate Conservative         / /  Moderate
                      / /     Moderate Aggressive      / /  Aggressive
----------------------------------------------------------------------------------------------------------------------------------
3.   INITIAL          FIXED ACCOUNT __________%  Transfer(s) from the Fixed Account may only be made during the 30-day period
     PREMIUM          following each Policy Anniversary and is (are) subject to a maximum annual limit of 20% of the Fixed Account
     PAYMENT          Value as of that Policy Anniversary.  (SEE POLICY SPECIFICATION PAGE)
     ALLOCATION

     (Allocation      VARIABLE ACCOUNT - SUB-ACCOUNTS (FUNDS)
     to any one %
     line must be     AIM                                                       OPCAP
     1% or more.      ___% AIM V.I. Capital Appreciation Fund                   ___% OCC Global Equity Portfolio
     Use whole        ___% AIM V.I. Diversified Income Fund                     ___% OCC Managed Portfolio
     percentages      ___% AIM V.I. Growth Fund                                 ___% OCC Small Cap Portfolio
     only.  Grand     ___% AIM V.I. Value Fund
     Total of all
     allocations
     made in this     CIGNA INVESTMENTS, INC.                                   TEMPLETON
     section of the   ___% CIGNA VP Money Market Fund                           ___% Templeton Asset Allocation Fund
     application      ___% CIGNA VP S&P 500 Index Fund                          ___% Templeton International Fund
     must equal                                                                 ___% Templeton Stock Fund
     100%)            FIDELITY INVESTMENTS
                      ___% Asset Manager Portfolio                              OTHER (IF AVAILABLE FOR THESE PRODUCTS)
                      ___% Equity-Income Portfolio                              ___%__________________________
     If DOLLAR        ___% Investment Grade Bonds Portfolio                     ___%__________________________
     COST AVERAGING
     is elected, an   MASSACHUSETTS FINANCIAL SERVICES
     allocation must  ___% MFS Emerging Growth Series
     be made to the   ___% MFS Total Return Series
     Money Market     ___% MFS Utilities Series
     Fund and the %   ___% MFS World Governments Series
     allocated must
     result in an
     initial amount   NOTE:  ALL PAYMENTS AND VALUES PROVIDED BY THE LIFE INSURANCE POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE
     of at least      OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.  THE DEATH BENEFIT PROCEEDS
     $1,000 in such   AND THE CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE VARIABLE ACCOUNT.
     account. Please  ALSO, THE DEATH BENEFIT PROCEEDS MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.
     complete
     Section 5.
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4.   AUTOMATIC        / /  Quarterly                   / /  Semi-Annual                 / /  Annual
     REBALANCING
     / / Yes / / No   NOTE:  THIS SERVICE IS NOT AVAILABLE IF DOLLAR COST AVERAGING IS SELECTED.
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B10358 NY                                                              (Page 1)

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
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5.   DOLLAR COST      SELECT ONE TRANSFER OPTION ($100 MINIMUM PER TRANSFER):
     AVERAGING        / /  $_____________ monthly                               / /  $_____________ quarterly

     (FOLLOW          Each amount transferred is tobe applied to the following Fund(s) in these percentages (USE WHOLE PERCENTAGES
     INSTRUCTIONS     ONLY.  TOTAL MUST EQUAL 100%)
     IN SECTION 3
     BEFORE           AIM                                                       OPCAP
     COMPLETING       ___% AIM V.I. Capital Appreciation Fund                   ___% OCC Global Equity Portfolio
     THIS SECTION)    ___% AIM V.I. Diversified Income Fund                     ___% OCC Managed Portfolio
                      ___% AIM V.I. Growth Fund                                 ___% OCC Small Cap Portfolio
                      ___% AIM V.I. Value Fund

                      CIGNA INVESTMENTS, INC.                                   TEMPLETON
                      ___% CIGNA VP Money Market Fund                           ___% Templeton Asset Allocation Fund
                      ___% CIGNA VP S&P 500 Index Fund                          ___% Templeton International Fund
                                                                                ___% Templeton Stock Fund

                      FIDELITY INVESTMENTS
                      ___% Asset Manager Portfolio
                      ___% Equity-Income Portfolio                              OTHER (IF AVAILABLE FOR THESE PRODUCTS)
                      ___% Investment Grade Bonds Portfolio                     ___%_____________________________
                                                                                ___%_____________________________
                      MASSACHUSETTS FINANCIAL SERVICES
                      ___% MFS Emerging Growth Series
                      ___% MFS Total Return Series
                      ___% MFS Utilities Series
                      ___% MFS World Governments Series

                      I(We) understand that these transfers will continue until the Fund is exhausted or I(we) terminate the program, whichever occurs earlier.  I(We) also understand that I(we) may add to such Fund at any time to continue this program or may change the periodic amounts.
----------------------------------------------------------------------------------------------------------------------------------
6.   CERTIFICA-       I(We) have read the above questions and answers and declare that they are complete and true to the best of
     TIONS            my (our) knowledge and belief.  I(We) agree, a) that this VUL/SVUL Addendum to Application and Life Insurance
                      Application (Part I pages 1, 2, 3 and 4, and Part II, or Part IIA, if required) shall form a part of any policy/contract issued, and b) that no Agent/Representative of the Company shall have the authority to waive a complete answer to any question in this Addendum to Application, make or alter any contract, or waive any of the Company's other rights or requirements.  I(We) further agree that no insurance shall take effect unless and until the policy/contract has been delivered to and accepted by me(us) and the initial premium paid during the lifetime of the Proposed Insured(s), and provided the Proposed Insured(s) remain in the state of health and insurability represented in Parts I and II, or Part IIA if required, of this Application.

                      I(We) acknowledge receipt of a current prospectus.

                      ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND CASH SURRENDER VALUES ARE AVAILABLE
                      UPON REQUEST.
---------------------------------------------------------------------------------------------------------------------------------
7.    SIGNATURES      Signed at                                                                     On      /     /
                                 --------------------------------------------------------------        ----- ----- -----
                                                      CITY / STATE                                       MO.  DAY  YEAR


                      -----------------------------------------------------------------------------------------------------------
                                                      SIGNATURE OF PROPOSED INSURED(S)


                      -----------------------------------------------------------------------------------------------------------
                                         SIGNATURE(S) OF OWNER(S) IF OTHER THAN PROPOSED INSURED(S)


                      -----------------------------------------------------------------------------------------------------------
                                                            SIGNATURE OF WITNESS


                      -----------------------------------------------------------------------------------------------------------
                                            SIGNATURE OF LICENSED AGENT/REGISTERED REPRESENTATIVE


                      -----------------------------------------------------------------------------------------------------------
                                            SIGNATURE OF LICENSED AGENT/REGISTERED REPRESENTATIVE
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B10358 NY                                                              (Page 2)